                                                                    EXHIBIT 33

                     IN THE UNITED STATES DISTRICT COURT

                        FOR THE DISTRICT OF DELAWARE

MENTOR GRAPHICS CORPORATION,    )
and MGZ CORP.,                  )
                                )
     Plaintiffs,                )
                                )
     v.                         )       Civil Action No. 98-473-RRM
                                )
QUICKTURN DESIGN SYSTEMS, INC., )
                                )
     Defendant.                 )
________________________________)
QUICKTURN DESIGN SYSTEMS, INC., )
                                )
     Counterclaimant,           )
                                )
     v.                         )
                                )
MENTOR GRAPHICS CORPORATION,    )
MGZ CORP., WALDEN C. RHINES,    )
GREGORY K. HINCKLEY, DEAN M.    )
FREED, GIDEON ARGOV, SCOTT H.   )
BICE, HARRY L. DEMOREST,        )
C. SCOTT GIBSON and MICHAEL J.K.)
SAVAGE,                         )
                                )
     Counterclaim-defendants.   )


                   MOTION FOR LEAVE TO FILE SECOND AMENDED
                       AND SUPPLEMENTAL COUNTERCLAIMS
                       ------------------------------

                Pursuant to Fed. Rule Civ. Proc. 15(a), counterclaimant

Quickturn Design Systems, Inc. ("Quickturn"), hereby moves the Court for an

Order in the form attached hereto granting Quickturn leave to file its Second

Amended and Supplemental Counterclaims in the form attached hereto as Exhibit

A./1/ The grounds for this motion are as follows:

____________________

/1/ Pursuant to Local Rule 15.1, a black-lined copy of the Second Amended and Supplemental Counterclaims reflecting changes from the Amended and Supplemental Counterclaims filed on September 14, 1998 is attached hereto as Exhibit B.

        1.      Quickturn has learned of the existence of additional facts that merit the assertion of additional counterclaims and theories of relief.

        2.      It is well-established that leave to amend a pleading "shall be freely given when justice so requires." Fed. R. Civ. Proc. 15(a); Foman v.
                                                                     --------

Davis, 371 U.S. 178, 182 (1962); ("In the absence of any apparent or declared
-----

reason . . .the leave sought should, as the rules require, be `freely given.'"); Coventry v. U.S. Steel Corp., 856 F.2d 514, 520 (3d Cir. 1988);
           ----------------------------

DRR, L.L.C. v. Sears, Roebuck & Co., 171 F.R.D. 162, 166 (D. Del. 1997).
-----------------------------------

        3.      For the foregoing reasons, Quickturn's motion for leave to file its Second Amended and Supplemental Counterclaims should be granted.


                              MORRIS, NICHOLS, ARSHT & TUNNELL


                              /s/ William M. Lafferty
                              _____________________________________
                              Kenneth J. Nachbar (#2067)
                              William M. Lafferty (#2755)
                              Donna L. Culver (#2983)
                              1201 N. Market Street
                              P.O. Box 1347
                              Wilmington, DE  19899
                              (302) 658-9200
                                Attorneys for Counterclaimant
                                Quickturn Design Systems, Inc.
OF COUNSEL:

James A. DiBoise
David J. Berger
Wilson Sonsini Goodrich & Rosati, PC
650 Page Mill Road
Palo Alto, CA  94304-1050
(650) 493-9300


September 21, 1998

                     IN THE UNITED STATES DISTRICT COURT

                        FOR THE DISTRICT OF DELAWARE

MENTOR GRAPHICS CORPORATION,    )
and MGZ CORP.,                  )
                                )
  Plaintiffs,                   )
                                )
  v.                            )       Civil Action No. 98-473-RRM
                                )
QUICKTURN DESIGN SYSTEMS, INC., )
                                )
  Defendant.                    )
________________________________)
QUICKTURN DESIGN SYSTEMS, INC., )
                                )
  Counterclaimant,              )
                                )
  v.                            )
                                )
MENTOR GRAPHICS CORPORATION,    )
MGZ CORP., WALDEN C. RHINES,    )
GREGORY K. HINCKLEY, DEAN M.    )
FREED, GIDEON ARGOV, SCOTT H.   )
BICE, HARRY L. DEMOREST,        )
C. SCOTT GIBSON and MICHAEL J.K.)
SAVAGE,                         )
                                )
  Counterclaim-defendants.      )


                                    ORDER
                                    -----

         The Court having considered counterclaimant Quickturn Design Systems,

Inc. ("Quickturn")'s Motion for Leave to File its Second Amended and

Supplemental Counterclaims;

         IT IS HEREBY ORDERED this __ day of September, 1998 that:

         1.     Quickturn's Motion for Leave to File its Second Amended and

Supplemental Counterclaims is GRANTED, and Quickturn is hereby given leave to file its Second Amended and Supplemental Counterclaims; and

         2.     The counterclaim-defendants shall move, answer or otherwise respond to the Second Amended and Supplemental Counterclaims within ten (10)

days of the service thereof or at such other earlier time as may be further ordered by the Court.



                                    /s/ Roderick R. McKelvie
                              ___________________________________________
                                    The Honorable Roderick R. McKelvie

                 CERTIFICATION PURSUANT TO LOCAL RULE 7.1.1
                 ------------------------------------------

          Pursuant to Local Rule 7.1.1, I hereby certify that I have made a reasonable effort to reach agreement with opposing counsel on the matters set forth in the foregoing motion, but at this time, counsel for the plaintiffs/counterdefendants have not taken a definitive position with respect to this motion.



                                            /s/ William M. Lafferty
                                 _____________________________________________
                                                William M. Lafferty

                           CERTIFICATE OF SERVICE
                           ----------------------


          I hereby certify that on September 21, 1998, two copies of the foregoing Motion for Leave to File Second Amended and Supplemental Counterclaims

were served upon the following counsel of record:

VIA HAND DELIVERY                      VIA OVERNIGHT MAIL
-----------------                      ------------------

Kevin G. Abrams, Esquire               Christopher L. Kaufman, Esquire
Richards, Layton & Finger              Latham & Watkins
One Rodney Square, P.O. Box 511        75 Willow Road
Wilmington, Delaware 19899             Menlo Park, California  94025

Norman M. Monhait, Esquire
Rosenthal, Monhait, Gross & Goddess, P.A.
Suite 1401, Mellon Bank Center
P.O. Box 1070
Wilmington, Delaware 19899


                                             /s/ William M. Lafferty
                                        -------------------------------------
                                                 William M. Lafferty





                                     -2-